UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2026
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Preferred Stock Purchase Rights	N/A	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.08 Shareholder Director Nominations
The board of directors (the “Board”) of PetMed Express, Inc. (the “Company”) has determined that the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) will be held virtually on August 11, 2026. More detailed information regarding the 2026 Annual Meeting will be set forth in the Company’s Definitive Proxy Statement on Schedule 14A to be filed with the Securities and Exchange Commission (“SEC”). Because the date of the 2026 Annual Meeting has been changed by more than 30 days from the anniversary date of the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby informing shareholders of such change. In addition, because the 2026 Annual Meeting will be held more than 30 days from the anniversary date of the 2025 Annual Meeting, the deadlines set forth in the proxy statement for the 2025 Annual Meeting for the submission of shareholder proposals pursuant to Rule 14a-8 of the Exchange Act and director nominations pursuant to the Company’s proxy access rights, in each case for consideration at the 2026 Annual Meeting, no longer apply. Further, because the 2026 Annual Meeting will be held more than 60 days from the anniversary date of the 2025 Annual Meeting, the deadlines set forth in the proxy statement for the 2025 Annual Meeting for shareholders to submit a notice of a proposal outside the processes of Rule 14a-8 of the Exchange Act and a notice of proposed director nominations, in each case for consideration at the 2026 Annual Meeting, no longer apply.
In order for a shareholder proposal, submitted solely pursuant to Rule 14a-8 of the Exchange Act, to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the 2026 Annual Meeting, such proposal must be received by the Company by May 31, 2026. Therefore, in order for a shareholder to submit a proposal for inclusion in the Company’s proxy materials for the 2026 Annual Meeting, the shareholder must comply with the requirements set forth in Rule 14a-8, including, without limitation, with respect to the subject matter of the proposal, and must deliver the proposal and all required documentation to the Company at its principal executive offices at the address set forth below no later than May 31, 2026. The public announcement of an adjournment or postponement of the date of the 2026 Annual Meeting will not commence a new time period (or extend any time period) for submitting a proposal pursuant to Rule 14a-8. Any such shareholder proposals should be mailed to the Company at the following address: PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445, Attention: Corporate Secretary.
The Company’s Third Amended and Restated Bylaws (the “Bylaws”) provide shareholders with a proxy access right that permits a shareholder, or group of up to 20 shareholders, owning an aggregate of at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. A shareholder who intends to nominate and include in the Company’s proxy materials proxy access director nominees must cause a notice of nominations of such proxy access nominees to be received by the Company at the same address provided above no later than the close of business on May 31, 2026, which is the 10th day following the first public disclosure by the Company of the date of the 2026 Annual Meeting, and must comply with the other requirements of the Bylaws, including, but not limited to, the requirements with respect to the form and content of a proxy access notice of nominations. Any notice of proxy access nominations received after such date will be considered untimely. In no event shall any adjournment or postponement of the 2026 Annual Meeting, or the announcement thereof, commence a new time period for the giving of such notice of proxy access nominations.
Because the 2026 Annual Meeting will be held more than 60 days from the anniversary date of the 2025 Annual Meeting, to be timely in accordance with the Bylaws, shareholders intending to submit a proposal outside the processes of Rule 14a-8 of the Exchange Act or a proposed director nomination, in each case for consideration at the 2026 Annual Meeting, must cause a notice of such proposal and/or proposed director nomination to be received by the Company at the same address provided above no later than the close of business on May 31, 2026, which is the 10th day following the first public disclosure by the Company of the date of the 2026 Annual Meeting. In no event shall any adjournment or postponement of the 2026 Annual Meeting, or the announcement thereof, commence a new time period for the giving of such notices. Such notices must also comply with all other requirements set forth in the Bylaws (which, in the case of proposed director nominations, also requires the information required by Rule 14a-19 of the Exchange Act), the Exchange Act, and other applicable laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 21, 2026

PETMED EXPRESS, INC.
By:	/s/ Robert Lawsky
Name:	Robert Lawsky
Title:	General Counsel
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